UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 13, 2005

CORTEX PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-16467	33-0303583
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

15241 Barranca Parkway Irvine, California	92618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 727-3157

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On August 13, 2005, Cortex Pharmaceuticals, Inc., a Delaware corporation (the “Company”), entered into a Third Amendment to Employment Agreement (the “Amendment”) with Roger G. Stoll, Ph.D., which amends that certain Employment Agreement by and between the Company and Dr. Stoll dated October 29, 2002, as amended (the “Employment Agreement”). The Employment Agreement provides for the terms of the employment of Dr. Stoll by the Company as its President, Chief Executive Officer and Chairman of the Board. The Amendment amends Section 2 of the Employment Agreement by extending the term of the Employment Agreement to August 13, 2008, which otherwise would be expiring on August 13, 2005.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit Number	Description
10.1	Third Amendment to Employment Agreement dated October 29, 2002 Between Cortex Pharmaceuticals and Roger G. Stoll, Ph.D.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORTEX PHARMACEUTICALS, INC.

Date:	August 17, 2005	By:	/s/ Maria S. Messinger
Maria S. Messinger
Vice President, Chief Financial Officer
and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1	Third Amendment to Employment Agreement dated October 29, 2002 Between Cortex Pharmaceuticals and Roger G. Stoll, Ph.D.